Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                             PHARMAFRONTIERS CORP.,


                            PHARMA ACQUISITION CORP.,

                                       AND

                          OPEXA PHARMACEUTICALS, INC.,

                           DATED AS OF OCTOBER 7, 2004

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of October 7, 2004, among PharmaFrontiers Corp., a Texas corporation ("PARENT"), Pharma Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary
of  Parent  ("MERGER  SUB")   and  Opexa  Pharmaceuticals,  Inc.,  a  Delaware
corporation  ("COMPANY").


                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent, Merger Sub and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, and
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement. The Board of Directors of and shareholder of Merger Sub (i) have determined that the Merger is fair to, and in the best interests of, Parent and its shareholder, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     D. Concurrently with the execution of this Agreement as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company, including Top Tier Investments, LLC, Jingwu Zhang, M.D., Davis Investments V, L.P., Michael Redman, Terry and Mary Ann Wesner (for their own behalf and on behalf of any retirement accounts which own shares for their benefit), Odyssey Strategic Equity, LLC are entering into Voting Agreements in the form attached hereto as Exhibit A (the "COMPANY VOTING AGREEMENTS").

     E. Concurrently with the execution of this Agreement as a condition and inducement to Parent's willingness to enter into this Agreement, the Company will enter into a Termination Agreement with Michael Redman terminating his Employment Agreement, dated September 5, 2001, such Termination Agreement shall be in the form attached hereto as Exhibit B ("REDMAN TERMINATION AGREEMENT").

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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
                                   ARTICLE I.

                                   THE MERGER

     1.1  THE MERGER.

     At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2  EFFECTIVE TIME; CLOSING.

     Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an agreement and plan of merger and articles, certificates or other appropriate filing documents with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (collectively, the "CERTIFICATE OF MERGER") as soon as practicable on or after the Closing Date (as herein defined). The "EFFECTIVE TIME" shall be the time no later than October 31, 2004, unless Parent has elected to extend the Effective Time pursuant to Section 6.3 of this Agreement. Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Brewer & Pritchard, P.C., Three Riverway, 18th Floor, Houston, Texas at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE"). The Effective Time and the Closing Date shall be one and the same.

     1.3  EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, and duties of Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

     1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

     (a) At the Effective Time, the Certificate of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

     (b) The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  DIRECTORS AND OFFICERS.

     At the Effective Time, the directors of the Surviving Corporation shall be the directors of Parent plus up to two (2) directors selected by the Company and in accordance with the License Agreement (as defined in Section 2.9), at least one (1) of whom shall be "independent" as defined in the Securities Act of 1933, as amended, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of the Surviving Corporation shall be the officers of Company, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.


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
     1.6  EFFECT ON CAPITAL STOCK.

     Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

     (a)  Conversion  of  Company  Preferred  Stock  and  Company  Common Stock.
          ----------------------------------------------------------------------

          (i) Parent shall issue to the holders of Company Common Stock and Company Preferred Stock (each of which is defined below) an aggregate of 2,500,000 shares of its common stock, par value $.001 per share ("PARENT COMMON STOCK"), at the Effective Time as consideration for the Merger (assuming no dissenter's rights have been perfected), together with those shares of Parent Common Stock provided for in Section 1.6(e), if applicable. At the Effective Time, each issued and outstanding share of the Company's Series A Preferred Stock, par value $0.001 per share ("COMPANY PREFERRED STOCK"), other than dissenting shares of Company Preferred Stock, shall be cancelled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive shares of Parent Common Stock, as set forth on Exhibit C, upon surrender of the certificate representing shares of Company Preferred Stock in the manner provided in Section 1.7 or Section 1.9. At the Effective Time, each share of the Company's outstanding common stock, ("COMPANY COMMON STOCK"), including the exercise of the Company Options (as defined in Section 2.2) and excluding any dissenting shares of Company Common Stock or shares of Company Common Stock to be cancelled pursuant to Section 1.6(b)), will be cancelled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive shares of Parent Common Stock, as set forth on Exhibit C, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 or Section 1.9. Prior to the Effective Time, each Company Option shall be either accelerated and exercised or terminated. Each Company Warrant (as defined in Section 2.2) shall be terminated prior to the effective time, and therefore, the holders of Company Warrants shall not be entitled to the right to receive or purchase any shares of Parent Company Stock.

          (ii) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then, subject to the terms of the plan or agreement pursuant to which such shares were issued, the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture, or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (b)  Cancellation  of  Parent-Owned  Stock.  Each  share  of Company Common
          --------------------------------------
Stock held by the Company or any direct or indirect wholly-owned subsidiary of Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

     (c)  Contractual  Lock-up.  The  shares  of  Parent  Common Stock delivered
          ---------------------
hereby will be subject to a three (3) year contractual restriction precluding transfer, assignment, disposition, hypothecation, engaging in short sales or any hedging activity ("Transfer") as follows: for a period of one (1) year from the Effective Time, no shares can be Transferred; thereafter, during each subsequent three month period, each holder can Transfer an amount equal to one-eighth of the shares of Parent Common Stock issued to such holder hereunder. All certificates representing Parent Common Stock will contain a restrictive legend reflecting the prohibition on Transfer.

     (d)  Capital Stock of Merger Sub.  Each share of common stock of Merger Sub
          ----------------------------
(the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into or exercisable for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such share of capital stock of the Surviving Corporation.

     (e)  Adjustments  to  Exchange Ratios.  The exchange ratios as set forth on
          ---------------------------------
Exhibit C shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

     (f)  Fractional Shares.  No fraction of a share of Parent Common Stock will
          ------------------
be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.7(c)), receive from Parent, at the sole discretion of Parent, either (A) an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction and (ii) the average closing price of Parent Common Stock for the five trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the over-the-counter market, or (B) a whole share of Parent Common Stock.


     1.7  SURRENDER OF CERTIFICATES; PAYMENT OF STOCK CONSIDERATION.

     (a)  Exchange  Agent.  Parent  and  Company hereby select Parent's transfer
          ----------------
agent  to  act  as  the  exchange  agent  (the  "EXCHANGE AGENT") in the Merger.

     (b)  Parent  to  Provide  Common Stock.  Promptly after the Effective Time,
          ----------------------------------
Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, (i) the shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Preferred Stock and Company Common Stock and (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f), if any, and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

     (c)  Exchange  Procedures.  As soon as practicable after the Effective Time
          ---------------------
(and in any event within five business days after Parent's receipt of all necessary shareholder lists and other supporting information including Company stockholder investment intent acknowledgement pursuant to section 2.21), Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding securities whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f), and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefore certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock and Company Preferred Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f), and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to
Section 1.7(d) as to the payment of dividends and other distributions, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock and Company Preferred Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f).

     (d)  Distributions  With  Respect  to  Unexchanged Shares.  No dividends or
          -----------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective

Time will be paid to the holders of any unsurrendered Certificate(s) with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificate(s) shall surrender such Certificate(s).
Subject to applicable law, following surrender of any such Certificate(s), the Exchange Agent shall deliver to the record holders thereof, without interest, a certificate(s) representing whole shares of Parent Common Stock issued in exchange therefore along with payment in lieu of fractional shares pursuant to
Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     (e)  Transfers  of  Ownership.  If  any  certificate representing shares of
          -------------------------
Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f)  Required  Withholding.  Each  of  the  Exchange Agent, Parent, and the
          ----------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock and Company Preferred Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local, or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (g)  No  Liability.  Notwithstanding  anything  to  the  contrary  in  this
          --------------
Section 1.7, none of the Exchange Agent, Parent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.

     All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock and Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

     1.9  LOST, STOLEN OR DESTROYED CERTIFICATES.

     In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock or Company Preferred Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.


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
     1.10 TAX AND ACCOUNTING CONSEQUENCES.

     (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     (b) It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase.

     1.11 DISSENTING SHARES.

     All shares of Company Preferred Stock and Company Common Stock for which appraisal rights are perfected in accordance with Section 262 of Delaware Law are referred to in this Agreement as "Dissenting Shares". The Company shall give Parent prompt notice upon receipt by the Company of any demand for appraisal of Company Common Stock in connection with the Merger. The Company agrees that prior to the Effective Time it will not, except as required by law or with the prior consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand. From and after the Effective Time, no holder of Dissenting Shares shall be entitled to vote Dissenting Shares for any purposes or to receive payment of dividends or other distributions on the Dissenting Shares (except dividends or other distributions payable to stockholders of record at the date which is prior to the Effective Time), unless otherwise provided by Section 262(k) of the DGCL.

     1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION.

     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the manner of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the schedules hereto (each such exception to reference the specific section number of this Article II to which it applies and each other section number of this Article II to the extent such applicability is reasonably apparent on the face of such exception), dated as of the date hereof (the "COMPANY SCHEDULE"):

     2.1  ORGANIZATION OF COMPANY; NO SUBSIDIARIES.

     (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 9.3(b)(ii)) on Company.

     (b)  Company  does  not  own  any  subsidiaries.  Except  as  set  forth in
Schedule 2.1(b) of the Company Schedule, Company does not own an equity, membership, partnership, or similar interest in, or any interest convertible into, or exchangeable or exercisable for any such interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity.

     (c) Schedule 2.1(c) of the Company Schedule contains a true and correct copy of the Certificate of Incorporation and Bylaws of Company, each as amended to date, and each such instrument is in full force and effect. Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.


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
     2.2  COMPANY CAPITAL STRUCTURE.

     The authorized capital stock of Company consists of 20,000,000 shares of Company Common Stock, of which there were 2,575,625 shares issued and outstanding as of the date hereof, and 11,500,000 shares of preferred stock, par value $.001 per share, of which 6,804,349 shares of Company Preferred Stock are issued or outstanding as of the date hereof. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid, and nonassessable, and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company, or any agreement or document to which Company is a party or by which it is bound. As of the date hereof, there are warrants to purchase 800,000 shares of Company Common Stock ("COMPANY WARRANTS") outstanding and options to purchase 840,000 shares of Company Common Stock ("COMPANY OPTIONS") outstanding. The Company's 2001 Stock Option Plan has a total of 2,630,000 shares of Company Common Stock reserved for issuance pursuant to such plan. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid, and nonassessable. Schedule 2.2 of the Company Schedule lists (i) each outstanding share of Company Common Stock and Company Preferred Stock, the name of the holder of such security and the vesting schedule for such security, if applicable, (ii) each outstanding Company Option to acquire shares of Company Common Stock, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any, and (iii) each outstanding Company Warrant, the name of the holder of such Company Warrant, the number of shares subject to such Company Warrant, the exercise price of such Company Warrant, the number of shares as to which such Company Warrant will have vested at such date, the vesting schedule for such Company Warrant and whether the exercisability of such Company Warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any.

     2.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.

     Except as set forth in Schedule 2.3 of the Company Schedule, as of the date hereof, there are no equity securities, partnership interests, or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests, or similar ownership interests issued, reserved for issuance or outstanding. Except for securities the Company owns, there are no equity securities, partnership interests, or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.3 of the Company Schedule, there are no stock appreciation rights, phantom stock, or other similar rights of the Company and no options, warrants, equity securities, partnership interests, or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party, or by which it is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such stock appreciation rights, phantom stock, or other similar rights, or any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of the Company there are no voting trusts, rights of first refusal, proxies or other agreements or understandings with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     2.4  AUTHORITY.

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company's shareholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law.

This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution, and delivery by Parent and Merger Sub, constitutes the valid and binding obligations of Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Company, (ii) subject to obtaining the approval of the Merger by Company's shareholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) except as set forth on Schedule 2.4 (a) of the Company Schedule, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or a material adverse effect on the ability of Company to perform its obligations under this Agreement.

     (b) No consent, approval, order or authorization of, or registration, declaration, or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (ii) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or a material adverse effect on the ability of Company to perform its obligations under this Agreement.

     2.5  COMPANY FINANCIAL STATEMENTS.

     (a) The Company has delivered to Parent in Schedule 2.5(a) of the Company Schedule copies of its financial statements from February 16, 2001 (inception) through August 31, 2004 (the "COMPANY FINANCIALS"). The balance sheet of the Company contained in the financial statements of the Company as of August 31, 2004 is hereinafter referred to as the "COMPANY BALANCE SHEET." The Company Financials were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements as may be permitted by GAAP.). The Company Financials fairly present in all material respects the financial position of the Company and its subsidiaries to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Company Financials (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings and cash flows, as the case may be, of the Company and its subsidiaries for the period set forth therein in each case in accordance with generally accepted accounting principles applicable to the Company consistently applied throughout the periods involved, except as may be noted therein. The accounts receivable and any other contingent asset reflected on the Company Balance Sheet arose from bona fide transactions in the ordinary course of business, and, to the best of the Company's Knowledge, are not subject to any offset or counterclaim.

     (b)  The  Company has delivered to Parent in Schedule 2.5(b) of the Company
Schedule the current balance of all asset accounts and detail accounts payable on the Company's general ledger as of September 29, 2004.

     (c) Except as disclosed in the Company Financials or Schedule 2.5(c) of the Company Schedule, neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except liabilities
(i)  provided  for
in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business and are immaterial in the aggregate.

     2.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as set forth in Schedule 2.6 of the Company Schedule, since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination, or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, or any payment by the Company or any of its subsidiaries of any bonus, (v) any granting by the Company of any increase in severance or termination pay, (vi) any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any other agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (vii) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined herein),
(viii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, (x) any changes in the vesting schedules of outstanding Company Options or Company Warrants, or (xi) any grant of Company derivative securities prior to the date of this Agreement.

     2.7  TAXES.

     Definition  of Taxes.  For the purposes of this Agreement, "TAX" or "TAXES"
     ---------------------
refers to any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions, and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     2.8  TAX RETURNS AND AUDITS.

     (a) Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") and/or extensions relating to Taxes required to be filed by Company with any Tax authority, except such Returns which are not material to the Company. Company has paid all Taxes shown to be due on such Returns.

     (b) Company as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Unemployment Tax Act, and other Taxes required to be withheld.

     (c) Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company, nor has Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) No audit or other examination of any Return of Company by any Tax authority is presently in progress, nor has Company been notified of any request for such an audit or other examination.

     (e) No adjustment relating to any Returns filed by Company has been proposed in writing formally or informally by any Tax authority to Company or any representative thereof.

     (f) Company has no liability for any material unpaid Taxes which has not been accrued for or reserved on Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

     (g) There is no contract, agreement, plan or arrangement to which Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan, or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (h) Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

     (i) Company is not a party to and has no obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

     (j) None of Company's assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

     (k) Company has (a) never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) with respect to the Taxes of any person (other than Company) (i) no liability under Treas. Reg.
Section  1.1502-6  (or any similar provision of state, local or foreign law) and
(ii) no material liability as a transferee or successor and (c) never been a party to any joint venture, partnership or other agreement that should be treated as a partnership for Tax purposes.

     (l) Company has not been either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

     2.9  COMPANY  INTELLECTUAL  PROPERTY.

     For the purposes of this Agreement, the following terms have the following definitions:

     "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) including any licenses or sublicenses (and subsequent amendments thereto) to any Patents (as defined below) or other Intellectual Property (ii) all United States, international and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (iii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iv) all copyrights, copyrights registrations and applications therefore, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefore throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world. "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by the Company, as set forth on Schedule 2.9 of the Company Schedule, including but not limited to, the License Agreement (and all subsequent amendments thereto) by and between Baylor College of Medicine ("Baylor") and Company signed on September 5, 2001 (the "License Agreement") attached hereto in Schedule 2.9 of the Company Schedule.

     (a) Except as set forth in Schedule 2.9 of the Company Schedule, the Company does not own or have pending, nor has it licensed, any Company
Intellectual Property. No Company Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (b) To the knowledge of Company, Company owns, or has license or other rights to use each material item of Company Intellectual Property or other Intellectual Property used by Company free and clear of any lien or encumbrance.

     (c) Neither Company nor any of its subsidiaries has transferred ownership of or granted any license with respect to, any Company Intellectual Property to any third party.

     (d) To the knowledge of Company, the operation of the business of Company and its subsidiaries as such business currently is conducted does not infringe the Intellectual Property of any third party.

     (e) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product, or service of Company or any of its subsidiaries, infringes the Intellectual Property of any third party.

     (f) To the knowledge of Company, no person has or is infringing any material Company Intellectual Property.

     (g) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement or contractor agreement which includes a proprietary/information or confidential provision, both substantially in the form set forth in Schedule 2.9 of the Company Schedule and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement.

     (h) Company has met every obligation and/or condition as required by any agreement involving Company Intellectual Property, including, but not limited to the License Agreement, and is not and has not at any time breached any agreement involving Company Intellectual Property, including, but not limited to the License Agreement.

     (i) To the knowledge of Company, Baylor is not in breach of the License Agreement and has not notified the Company of any breach by the Company of the License Agreement and except as set forth in Schedule 2.9 of the Company Schedule; Baylor has not taken any action inconsistent with its conditions and obligations.

     2.10 COMPLIANCE; PERMITS; RESTRICTIONS.

     (a)  Except  as  set  forth  on  Schedule 2.10 (a) of the Company Schedule,
Company is not in any material respect in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment, or decree applicable to Company or by which its or any of its respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Company is a party or by which Company or its properties is bound or affected. To the knowledge of Company, no investigation or review by any Governmental Entity is pending or threatened against Company, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order, or decree binding upon Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Company, any acquisition of material property by Company or the conduct of business by Company as currently conducted.

     (b) Company holds all permits, licenses, variances, exemptions, orders, and approvals from governmental authorities which are material to the operation of the business of Company, as set forth in Schedule 2.10(b) of the Company Schedule (collectively, the "COMPANY PERMITS"). Company is in compliance in all material respects with the terms of the Company Permits.

     (c) Company has not received any major adverse written notice within the past five years from any authority responsible for the regulation of the manufacture of pharmaceuticals (the "Food and Drug Authority") (i) regarding the approvability or approval of a permit concerning, or the labeling of, any products of the Company or

(ii) alleging any violation of any applicable law governing the manufacture of pharmaceuticals ("FOOD AND DRUG LAWS") by the Company which, in the case of either clause (i) or (ii), individually or in the aggregate has had or would have a material adverse effect on the Company. Schedule 2.10(c) of the Company Schedule sets forth all of the permits, licenses, variance, exemptions, orders and approvals from governmental authorities issued to the Company by any Food and Drug Authority.

     (d) No permit, permission for clinical testing, or product of the Company has been denied, placed on hold, withdrawn, suspended, or discontinued as a result of any action by any Food and Drug Authority, by the Company within the past five years. No proceedings of which the Company has knowledge (whether completed or pending) seeking the withdrawal, suspension, or seizure of any permit, or product of the Company are pending against the Company, the Company's products, any licensee or customer of any product of the Company.

     (e) For products that the Company is currently manufacturing, testing, or subjecting to clinical evaluation, each of the Company's applicable permits under the Food and Drug Laws is complete, accurate, and up to date in all material respects.

     (f) To the Company's Knowledge, (i) during the last five years no officer, employee, or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to any Food and Drug Authority, failed to disclose a material fact required to be disclosed to any Food and Drug Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for any Food and Drug Authority to invoke with respect to the Company its policy with respect to fraud, untrue statements of material facts, bribery, or illegal gratuities, nor (ii) has any officer, employee, or agent of the Company been convicted of any crime or engaged in any conduct for which debarment is mandated by or any applicable law. Further, to the Company's Knowledge no employee of the Company has been debarred, suspended, or denied approval to participate in activities subject to regulation by the U.S. Food and Drug Administration or any comparable agency of any foreign jurisdiction.

     (g) The Company has not received any written notice within the past five years that any Food and Drug Authority has commenced or overtly threatened any action to enjoin production or clinical evaluation of any product manufactured or proposed to be manufactured by the Company.

     2.11 LITIGATION.

     As of the date of this Agreement, except as set forth in Schedule 2.11 of the Company Schedule, there is no action, suit, proceeding, claim, arbitration, or investigation pending, or as to which Company or any of its subsidiaries has received any notice of assertion nor, to Company's knowledge, is there a threatened action, suit, proceeding, claim, arbitration, or investigation against Company or any of its subsidiaries which in each case reasonably would be likely to be material to Company, or which in any manner challenges or seeks to prevent, enjoin, alter, or delay any of the transactions contemplated by this Agreement.

     2.12 BROKERS' AND FINDERS' FEES.

     Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13 EMPLOYEE BENEFIT PLANS AND COMPENSATION

     (a) Company does not contribute to any pension, profit-sharing, option, other incentive plan, or other Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, or any agreements or offer letters with any employee, except as set forth in Schedule 2.13 of the Company Schedule.

     (b) Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

     (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or Company employee or any of its subsidiaries under any agreement or otherwise, (ii) increase any benefits otherwise payable under any agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits, except the acceleration and exercise or termination of the Company Options as contemplated by Section 4.1.

     (d) Company Schedule 2.13 lists the current annualized salary/compensation paid to each Company employee and consultant.

     2.14 ABSENCE OF LIENS AND ENCUMBRANCES.

     Except as disclosed in Schedule 2.14 of the Company Schedule, the Company has good and marketable title to, or, in the case of leased properties, valid leasehold interests in, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Company Schedule or in the most recent Company Financials and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to the Company's business. Schedule 2.14 of the Company Schedule sets forth the location and legal description of each parcel of real property owned, leased or utilized by the Company.

     The Company has good and marketable title to all of its assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the business as it is presently conducted. All of the assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (a) those disclosed in the Company Financials or in the Disclosure Schedule; (b) the lien of current taxes not yet due and payable; and (c) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. The Company is not in default or in arrears in any material respect under any lease of property used in the business. All tangible personal property of the Company is in reasonably good operating condition and repair, ordinary wear and tear excepted.

     2.15 ENVIRONMENTAL MATTERS.

     (a) Except as would not reasonably be likely to result in a Material Adverse Effect on Company, (i) Company has not generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, or any toxic, radioactive or otherwise hazardous materials ("HAZARDOUS MATERIALS") in violation of, or in a manner that would be reasonably likely to result in liability under, any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect as of the date hereof to protect the environment or to prohibit, regulate or control Hazardous Materials ("ENVIRONMENTAL LAWS") and (ii) no Hazardous Materials are located in, on or under any real property or facility now or previously owned, leased or operated by Company or any of its subsidiaries in a manner which would reasonably be expected to result in liability under, or a violation of, any Environmental Law.

     (b) Except for matters which would not reasonably be expected to result in a Material Adverse Effect on Company, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Company's knowledge, threatened concerning any Company Permit relating to any environmental matter, or otherwise relating to any Environmental Law.

     2.16 LABOR MATTERS.

     (i) There are no controversies pending or, to the knowledge of the Company, threatened, between Company and any of its employees or independent contributors; (ii) as of the date of this Agreement, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company.

     2.17 AGREEMENTS, CONTRACTS, AND COMMITMENTS.

     As of the date hereof, except as provided in Schedule 2.17 of the Company Schedule, Company is not a party to and is not bound by:

     (a) (i) any employment, consulting, director or advisory board member agreement, contract or commitment with any officer, advisory board member or director or higher level employee or member of Company's Board of Directors,
(ii) any such agreement, contract or commitment with any employee, consultant, director, advisory board member, shareholder or other person that will result in any obligation of Company or any of its subsidiaries to make any payments as a result of the transactions contemplated hereby, (iii) any agreement with any employee, consultant, director, advisory board member, or shareholder of Company pursuant to which Company has loaned or is obligated to loan any money thereto or (iv) any agreement or arrangement providing for severance or termination pay;

     (b) any agreement or plan, including, without limitation, any stock option plan, warrant agreement, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except the acceleration and exercise or termination of the Company Options as contemplated by Section 4.1;

     (c) any agreement of indemnification of officers, directors or employees of Company, except as provided for in Company's Certificate of Incorporation or Bylaws, or any guaranty of third party indebtedness or of obligations of officers, directors, employees or agents of Company;

     (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business in any geographic area or to compete with any person or granting to any person any interest in Company's distribution rights;

     (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (f) any agreement, contract or commitment containing exclusivity provisions pursuant to which Company has agreed not to purchase the goods or services of, or enter into a commercial relationship with, another person;

     (g) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

     (h)  any  settlement  agreement  relating  to  any  claim  or  suit;

     (i)  any  real  property  lease;

     (j) any other agreement or contract that contains a non-compete provision or a confidentiality provision binding on the Company; or

     (k) any other agreement, lease, contract or commitment that involves remaining obligations of Company of $10,000 or more individually or collectively.

Neither Company nor, to Company's knowledge, any other party to a Company Contract (as defined below), is in breach, violation or default under, and Company has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Further, the Company has not breached any of the terms of the Confidentiality Agreement (as defined in section 5.3).

     2.18 INSURANCE.

     There is no material claim by Company or any of its subsidiaries pending under any of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company has insurance coverage as required by the License Agreement and any other agreement, including all agreements listed on Schedule 2.17 of the Company Schedule, such insurance coverage has been previously provided to Parent.

     2.19 BOARD APPROVAL.

     The  Board  of  Directors of Company has, as of the date of this Agreement,
(i) determined that the Merger is fair to, advisable, and in the best interests of Company and its shareholders (ii) determined to recommend that the shareholders of Company approve this Agreement, and (iii) duly approved the Merger, this Agreement, and the transactions contemplated hereby.

     2.20 STATE TAKEOVER STATUTES.

     The Board of Directors of Company has taken all actions so that (i) the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Company Voting Agreements or the transactions contemplated hereby and thereby.

     2.21 INVESTMENT INTENT.

     It is the Company's understanding that each Company stockholder shall execute and deliver at closing or in connection with the exchange procedures detailed in Section 1.7 hereof a subscription agreement reasonably acceptable to Parent evidencing investment intent in order to perfect a valid private placement under the Securities Act of Parent securities issued pursuant to
Section  1.6(a).

     2.22 CLINICAL TRIAL COMPLIANCE.

      Schedule 2.22 of the Company Schedule shall list any and all clinical trials that the Company is involved with, in any manner, including the start date of the clinical trial, the estimated completion date of the clinical trial and the number of patients currently involved in each clinical trial.

     2.23 REPRESENTATIONS AND WARRANTIES CONTINUING.

     The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update of the Company's Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Closing, except any changes to the representations and warrants in Article II due to the termination of the Company Warrants or the acceleration and exercise or termination of the Company Options as contemplated by Section 4.1.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the schedules hereto (each such exception to reference the specific section number of this Article III to which it applies and each other section number of this Article III to the extent such applicability is reasonably apparent on the face of such exception), dated as of the date hereof (the "PARENT SCHEDULE"):

     3.1 ORGANIZATION OF PARENT; SUBSIDIARIES.

     (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3(b)(ii)) on Parent.

     (b) Schedule 3.1(b) of the Parent Schedule contains a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Parent's equity interest therein. Except as set forth in Schedule 3.1(b), neither Parent nor any of its subsidiaries directly or indirectly owns an equity, membership, partnership or similar interest in, or any interest convertible into, or exchangeable or exercisable for any such interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity.

     (c) Parent has delivered or made available to Company a true and correct copy of the Articles of Incorporation and Bylaws of Parent and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

     (d) All of the outstanding shares of capital stock of each of Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the charter documents of any such subsidiary or any agreement or document to which any such subsidiary is party or by which its is bound, and all such shares (other than directors' qualifying shares in the case of applicable foreign subsidiaries) are owned, of record and beneficially, by Parent or another subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature.

     3.2  PARENT CAPITAL STRUCTURE.

     The authorized capital stock of Parent consists of 50,000,000 shares of common stock of which 7,366,838 shares are issued and outstanding as of September 29, 2004 and 10,000,000 shares of preferred stock, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, of which, 1,000 shares are issued and outstanding and held by Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of September 29, 2004, Parent had reserved an aggregate of 2,000,000 shares of Parent Common Stock pursuant to the June 2004 compensatory stock option plan (the "PARENT STOCK OPTION PLAN"), of which no options to purchase Parent Common Stock are outstanding. As of August 31, 2004 Parent had reserved an aggregate of 1,321,700 shares of Parent Common Stock for issuance to holders of other options, warrants and rights to purchase or receive Parent Common Stock. Except as set forth on Schedule 3.2 of the Parent's Schedule, there are no other outstanding obligations or commitments of any kind, written or verbal, which Parent has agreed to or is otherwise subject to that would require Parent to issue additional shares of Parent Common Stock (or any other type of Parent capital stock). All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid, and nonassessable.

     3.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.

     Except  as  set  forth  in  Section  3.2, and except as set forth in Parent
Schedule 3.3, as of the date hereof, there are no equity securities, partnership interests, or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, and except as set forth in Parent Schedule 3.3, there are no stock appreciation rights, phantom stock or other similar rights of Parent and no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such stock appreciation rights, phantom stock or other similar rights or any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement.

     3.4  AUTHORITY.

     (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent and Merger do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Article of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to perform its obligations under this Agreement.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Parent or have a material adverse effect on the ability of the parties to consummate the Merger or to perform the obligations under this Agreement.

     3.5  SEC FILINGS; PARENT FINANCIAL STATEMENTS.

     (a) Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 2003, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports, and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 ("Securities Act") or the Exchange Act of 1933 ("Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of June 30, 2004 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business and immaterial in the aggregate.

     3.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since the date of the Parent Balance Sheet, there has not been: (i) any Material Adverse Effect on the Parent, (ii) any split, combination, or reclassification of any of Parent's or any of its subsidiaries' capital stock,
(iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice.

     3.7  TAXES.

     (a) Parent and each of its subsidiaries have timely filed all Returns and/or extensions relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

     (b) Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Parent.

     (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

     (e) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent, any of its subsidiaries or any representative thereof.

     (f) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

     3.8  PARENT INTELLECTUAL PROPERTY.

     For the purposes of this Agreement, the following terms have the following definitions:

     "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or any of its subsidiaries, including but not limited, to the license agreement with the University of Chicago dated February 20, 2004, copies of which have been delivered to the Company.

     (a) No Parent Intellectual Property or product or service of Parent or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

     (b) To the knowledge of Parent, Parent owns, or has license or other rights to use (sufficient for the conduct of its business as currently conducted), each material item of Parent Intellectual Property or other Intellectual Property used by Parent free and clear of any lien or encumbrance (excluding licenses and related restrictions).

     (c) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any license with respect to any material Parent Intellectual Property to any third party.

     (d) To the knowledge of Parent, the operation of the business of Parent and its subsidiaries as such business currently is conducted does not infringe the Intellectual Property of any third party.

     (e) Neither Parent nor any of its subsidiaries has received notice from any third party that the operation of the business of Parent or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes the Intellectual Property of any third party.

     (f) To the knowledge of Parent, no person has or is infringing or misappropriating any material Parent Intellectual Property.

     3.9  COMPLIANCE; PERMITS; RESTRICTIONS.

     (a) Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Parent, no formal or informal investigation or review by any Governmental Entity, including the Securities and Exchange Commission ("SEC"), is pending or threatened against Parent or its subsidiaries. In addition, Parent has not received any inquiry letters or other correspondence from the SEC relating to any pending inquiries, investigations or similar matters. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent as currently conducted.

     (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

     3.10 LITIGATION.

     As of the date of this Agreement, excluding such matters as are disclosed in Parent's SEC Reports, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be likely to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.11 BROKERS' AND FINDERS' FEES.

     Except for Parent's obligation to Sanders Morris Harris, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.12 ENVIRONMENTAL MATTERS.

     (a) Except as would not reasonably be likely to result in a Material Adverse Effect on Parent, (i) neither Parent nor any of its subsidiaries has generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, or any toxic, radioactive or otherwise hazardous materials ("HAZARDOUS MATERIALS") in violation of, or in a manner that would be reasonably likely to result in liability under, any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect as of the date hereof to protect the environment or to prohibit, regulate or control Hazardous Materials ("ENVIRONMENTAL LAWS") and (ii) no Hazardous Materials are located in, on or under any real property or facility now or previously owned, leased or operated by Parent or any of its subsidiaries in a manner which would reasonably be expected to result in liability under, or a violation of, any Environmental Law.

     (b) Except for matters which would not reasonably be expected to result in a Material Adverse Effect on Company, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Company Permit relating to any environmental matter, or otherwise relating to any Environmental Law.

     3.13 LABOR MATTERS.

     (i) There are no controversies pending or, to the knowledge of each of Parent and its respective subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees or independent contributors;
(ii) as of the date of this Agreement, neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

     3.14 MATERIAL AGREEMENTS.

     Since the date of the most recently filed Parent SEC Report, Parent has not entered into any material agreement, compensatory agreement or adopted any plan that would be required to be filed by Parent with the SEC, except as set forth on Schedule 3.14 of the Parent Schedules.

     3.15 CASH AND CASH EQUIVALENTS.

     As of October 1, 2004, Parent has cash and cash equivalents in excess of one million dollars ($1,000,000).

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  CONDUCT OF BUSINESS BY COMPANY.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization as set forth in the Opexa Business Plan March 2004, as previously provided to Parent and Merger Sub, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. Additionally, Company shall provide Parent's management access to meet with employees for the purposes of discussing continued employment. Notwithstanding anything in this Section 4.1 to the contrary, Parent hereby acknowledges and agrees that the Company shall (i) have the right to accelerate the Company Options, (ii) if needed, forgiveness of the options exercise price, but not to exceed $105,000, and (iii) terminate the Company Warrants.

     In addition, except as expressly permitted by the terms of this Agreement and except as set forth in Schedule 4.1 without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

     (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of warrants or options or restricted stock, or reprice Company Warrants or Company Options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing, or adopt any new severance plan;

     (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property;

     (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

     (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries;

     (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of Company Common Stock pursuant to the exercise of Company Options and Company Warrants outstanding as of the date of this Agreement;

     (g) Cause, permit or propose any amendments to the Company charter documents, other than the amendment of the Series A Preferred Stock designation as contemplated in Section 6.3 of the Agreement (or similar governing instruments of any of its subsidiaries);

     (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, strategic partnerships or alliances;

     (i) Sell, lease, license, pledge, encumber or otherwise dispose of any properties or assets;

     (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice (other than as contemplated in Section 5.10 hereof) except in the ordinary course of business consistent with past practice or as otherwise deemed necessary by the Board of Directors to maintain the Company's current operations and the written consent of Parent;

     (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, hire, terminate, re-title, reclassify, promote, demote, or any manner alter the status of any current employee, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

     (l) (i) Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) in which Company is a defendant, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality or similar agreement to which Company is a party or of which Company is a beneficiary;

     (m) Modify, amend or terminate any material contract or agreement to which Company thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder without the written consent of Parent;

     (n) Incur and enter into any agreement, contract or commitment which if in existence on the date hereof would be required to be listed in Company Schedule
2.17 except in the ordinary course of business consistent with past practice to maintain the Company's current operations;

     (o) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (p)  Engage  in  any  action that would reasonably be expected to cause the
Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV;

     (q) Make any Tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or Parent or any of its subsidiaries or settle or compromise any material income Tax liability;

     (r) Make any disbursements or payments, other than in the ordinary course of business to maintain the Company's current operations;

     (s) Engage in any conduct, solicited or otherwise, relating to business development, business combination, financing, disposition of assets, licensing, joint venture or other related discussions on behalf of the

Company with any third parties, other than in the ordinary course of business or as otherwise deemed necessary by the Board of Directors to maintain the Company's current operations with the written consent of Parent;

     (t) Engage in any conduct in breach of Section 5.3 or 5.4 of this Agreement; or

     (u) Agree in writing or otherwise to take any of the actions described in Sections 4.1 (a) through (t) above.

     4.2  CONDUCT OF BUSINESS BY PARENT.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business, in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

     (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of warrants or options or restricted stock, or reprice warrants or options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, except for intercompany dividends or distributions, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except as set forth in Parent Schedules;

     (c) Cause, permit or propose any amendments to the Parent charter documents (or similar governing instruments of any of its subsidiaries) that would have an adverse effect on the rights of holders of Parent Common Stock;

     (d) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (e) Engage in any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV;

     (f) Make any Tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or any of its subsidiaries or settle or compromise any material income Tax liability; or

     (g) Agree in writing or otherwise to take any of the actions described in Sections 4.2 (a) through (f) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 DOCUMENTATION TO BE DISTRIBUTED TO COMPANY SHAREHOLDERS AND NOTICE TO PREFERRED STOCK HOLDERS.

     The Company shall prepare documentation acceptable to Parent to be disseminated to Company shareholders to consider in voting at the Shareholder Meeting as described in Section 5.2 below. The Company shall provide notice to the Company Preferred Stock holders in accordance with the certificate of designation.

     5.2  SHAREHOLDER MEETING.

     Company shall call and hold the Company Shareholders' Meeting as promptly as practicable after the date hereof, but no later than October 25, 2004, or the Company shall solicit the written consent of its stockholders as promptly as practicable after the date hereof, for the purpose of voting upon the adoption and approval of this Agreement, the approval of the Merger, and approval of other matters requiring shareholder vote. Unless the Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approval.

     5.3  CONFIDENTIALITY; ACCESS TO INFORMATION.

     (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of June 15, 2004 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     (b) Each of Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access to its properties, books, records, shareholder lists and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  NO SOLICITATION.

     From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (A) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) including communicating with, responding to, or receiving communications from any party regarding financing or strategic transactions or communicating to any financing or strategic counterparties the nature or extent of this Agreement, (B) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, including divulging any information with respect to the transaction set forth in this Agreement, (C) engage in discussions with any person with respect to any Acquisition Proposal,
(D) approve, endorse or recommend any Acquisition Proposal or (D) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section 5.4 shall prohibit the Board of Directors of Company from responding at any time prior to the Company Shareholder Meeting, to a bona fide written Acquisition Proposal received without the prior occurrence of a breach of this Section 5.4 that Company's Board of Directors reasonably concludes constitutes a Superior Proposal (as defined below), engaging in discussions or participating in negotiations with and furnishing information to the party making such Acquisition Proposal to the extent (1) the Board of Directors of Company determines in good faith after consultation with its outside legal counsel that its fiduciary obligations under applicable law require it to do so, (2) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, and (3) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4 by any officer, director, affiliate or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company. For purposes of this Agreement, (A) "ACQUISITION PROPOSAL" shall mean any offer, inquiry or proposal (other than an offer, inquiry or proposal by Parent) relating to any Acquisition Transaction; (B) "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (X) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) or any merger, consolidation, business combination or similar transaction involving the Company and its shareholders; (Y) any sale, lease, exchange, transfer, license, acquisition or disposition of any assets of Company; or (Z) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (C) "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal with respect to which (x) if any cash consideration is involved, shall not be subject to any financing contingency or with respect to which Company's Board of Directors shall have reasonably determined (based upon the advice of Company's financial advisors) that the acquiring party is capable of consummating the proposed Acquisition Transaction on the terms proposed, and (y) Company's Board of Directors shall have reasonably determined that the proposed Acquisition Transaction provides greater value to the shareholders of Company than the Merger (based upon a written opinion of Company's financial advisor). In addition to the obligations of Company set forth in this Section 5.4, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal (whether solicited or unsolicited), or any inquiry with respect to or which Company reasonably believes would lead to any Acquisition Proposal (whether solicited or unsolicited), the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will not communicate with any third party (whether solicited or unsolicited) without the consent of Parent, and will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal, or inquiry. In addition to the foregoing, Company shall (A) provide Parent with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider an Acquisition Proposal and (B) provide Parent with at least three (3) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal. The Board of Directors of the Company shall not (a) withdraw or modify in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement, or (b) approve or recommend any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith that such Acquisition Proposal is a Superior Proposal.

     5.5  PUBLIC DISCLOSURE.

     Parent and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by Parent to comply with federal and state securities laws.

     5.6  REASONABLE EFFORTS; NOTIFICATION.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and applicable authorizations from Governmental Entities, if any, and the making of all necessary registrations, declarations and filings and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Company Voting Agreements or any of the transactions contemplated hereby and thereby, use commercially reasonable efforts to ensure that the Merger, this Agreement, the Company Voting Agreements and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

     (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7  THIRD- PARTY CONSENTS.

     As soon as practicable following the date hereof, Parent and Company will each use commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  LISTING OF PARENT COMMON STOCK.

     Parent shall use its best efforts to list the Parent Common Stock issued in exchange for the Company Preferred Stock and Company Common Stock on the Nasdaq Stock Market or The American Stock Exchange as soon as practicable following the Effective Date. In the event that Parent is not eligible for listing on either of the markets above, Parent shall use its best efforts to bring Parent into compliance with the initial listing requirements of one of such markets as soon as practicable following the Effective Date.

     5.9  ELECTION OF TWO DIRECTORS.

     As soon as practicable following the Effective Time, Parent shall cause to have nominated for election, and shall use its best efforts to have its shareholders elect, up to (2) two nominees agreed upon by the Company and in accordance with the License Agreement, at least one (1) of whom shall be "independent" as defined in the Securities Act of 1933, as amended, provided that, Parent shall only be obligated to nominate such nominees if such nominees are otherwise qualified and are willing to serve as directors.

     5.10  PARENT LOAN TO COMPANY.

     Parent agrees to loan the Company up to $200,000 on the date hereof, to be used exclusively for the expenses and costs as set forth on Schedule 5.10 of the Company Schedule ("Allowable Expenses") Schedule 5.10 of the Company Schedule shall include a line item for each Allowable Expense including the estimated amount of the Allowable Expense for the month of October 2004. Such loan shall mature on the earlier of Closing or Termination (as defined in Article VII of this Agreement), shall bear interest at a rate of ten percent (10%) per annum and shall be secured by all the Company's assets, except its Intellectual Property. Such loan shall be in form of Exhibit D, attached hereto and made a part hereof.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1  CONDITIONS  TO  OBLIGATIONS  OF  EACH  PARTY  TO  EFFECT  THE  MERGER.

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a)  Stockholder  Approval.  This  Agreement  shall  have been approved and
          ----------------------
adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Company on or prior to October 31, 2004.

     (b)  No  Order.  No  Governmental  Entity  shall  have  enacted,  issued,
          ----------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c)  Financing.  The  Parent  shall  have  raised  three  million  dollars
          ---------
($3,000,000)  through  the  issuance  of  convertible  notes since July 1, 2004.

     6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY.

     The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Company:

     (a)  Representations  and  Warranties.  Each representation and warranty of
          ---------------------------------
Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall receive a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

     (b)  Agreements  and Covenants.  Parent and Merger Sub shall have performed
          --------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

     (c)  Legal  Opinion.     The  Company  shall  receive  an  acceptable legal
          --------------
opinion  with  respect  to  the  issuance  of  Parent  Common  Stock.

     6.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.

     The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction of Parent and Merger Sub of each of the following conditions at or prior to the Effective Time, unless Parent, in its sole discretion, waives in writing any of the following conditions:

     (a)  Representations  and  Warranties.  Each representation and warranty of
          ---------------------------------
Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date. The Parent shall receive a certificate to such effect signed on behalf of the Company by the directors of Company.

     (b)  Agreements and Covenants.  Company shall have performed or complied in
          -------------------------
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the directors of Company.

     (c)  Consents  and  Opinions.  Company  shall  have  obtained all consents,
          ------------------------
waivers and approvals required in connection with the consummation of the transactions contemplated hereby, including those agreements listed on Schedule
2.4 of Company Schedule. Additionally, Parent shall have received an acceptable legal opinion with respect to corporate matters, including the License Agreement.

     (d)  Audited Financial Statement.  The Company shall have provided to
          ---------------------------
Parent on or before Closing, an unqualified opinion, except for any going concern qualifications, and financial statements, including pro-forma financial data that satisfy Parent's obligations under Item 7 of Form 8-K.

     (e)  Dissenting  Shares.  There  shall  be  no  more than 2% of the Company
          ------------------
Common  Stock  that  are  Dissenting  Shares.

     (f)  Intellectual  Property  Opinion.  The  Parent  shall  have received an
          -------------------------------
acceptable opinion, as determined in its sole discretion from intellectual property counsel, with respect to Company Intellectual Property.

     (g)  Preferred Stock Designation Amendment.  The Company shall have amended
          -------------------------------------
its Certificate of Designation for its Series A Preferred Stock to provide that the valuation of consideration as stated in Section 2(c)(ii) of the Certificate of Designation shall be fully satisfied by the issuance of the shares pursuant to Section 1.6(a) hereof.

     (h)  Termination  of  Certain Agreements.  The Company shall have waived or
          -----------------------------------
caused to be waived any prior defaults and terminated or caused to be terminated the following agreements: (i) the Stockholders Agreement, dated September 5, 2001 between the Company and certain securities holders; (ii) the Series A Preferred Stock Purchase Agreement, dated March 28, 2002 between the Company and certain of its securities holders; (iii) the Voting Agreement, dated April 5, 2002 between the Company and certain of its securities holders; (iv) the Investors Rights Agreement, dated April 5, 2002 between the Company and certain of its securities holders; and (v) the Right of First Refusal and Co-Sale Agreement, dated April 5, 2002 between the Company and certain of its securities holders. Further Company shall terminate or caused to be terminated any agreements inconsistent with its representations and warranties herein.

     (i)  Execution  of  Consulting  Agreement  with  Jingwu Zhang.  The Company
          --------------------------------------------------------
shall obtain a three (3) year consulting agreement with Jingwu Zhang, with the same terms and conditions of the Consulting Agreement between Company and Jingwu Zhang, dated September 5, 2001, unless Parent agrees in writing otherwise.

     (j)  Baylor  License  Agreement.  The  Company  shall  receive  a  written
          ---------------------------
acknowledgement from Baylor that the Company is not and has not been in breach or default with the License Agreement, that this Agreement will not result in a breach, default, termination or any other way affect this License Agreement, and agree to affect an amendment to Article 16 of License, regarding board seats, if requested.

     (k)  Completion of Clinical Due Diligence.  Parent shall have completed its
          ------------------------------------
review of Company's clinical data and receive a satisfactory verification by a third party appointed by Parent, in its sole discretion.

     (l)  Release  Agreement.  Holders  of  at  least  98% of the Company Common
          ------------------
Stock and Company Preferred Stock shall have executed the Release Agreement, in the form attached hereto as Exhibit E.

     (m)  Certificate regarding Redman Termination Agreement.  The Company shall
          --------------------------------------------------
provide a certificate executed by the directors of the Company stating the Redman Termination Agreement has not been amended or modified.

     (n)  Company  Warrants.  Termination  of all of the Company Warrants as set
          -----------------
forth in Schedule 2.2 of the Company Schedules, pursuant to a warrant termination agreement in the form attached hereto as Exhibit F.

     (o)  Certificate  for  Company  Options.  The  Company  shall  provide  a
          ----------------------------------
certificate executed by the directors of the Company stating that all of the Company Options shall have been either vested and fully exercised or terminated.

     (p)  Escrow  Agreement.  The Company shall provide the Escrow Agreement, in
          -----------------
the  form  attached  hereto as Exhibit G, executed by the stockholders of Opexa.

     (q)  Bringdown  Certificate.  The  Company  shall  provide  a  certificate
          ----------------------
executed by the Secretary and Chief Executive Officer stating any changes to Exhibit C.

     (r)  Correspondence  relating  to the Food and Drug Authority.  The Company
          --------------------------------------------------------
shall provide a list of all of the Company's regulatory correspondence relating to Food and Drug Laws received from any Food and Drug Authority over the last five (5) years.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     7.1  TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Company:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

     (b) by either Company or Parent if the Merger shall not have been consummated by the Effective Time for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

     (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

     (d) by Company, if the conditions set forth in Section 6.1 or 6.2 have not been satisfied by the Effective Time or earlier as of the time such condition is required hereunder to be satisfied or such condition is or becomes impossible;

     (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2 (a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this Section 7.1(e) for thirty
(30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

     (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a), (b), or (c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by Company is cured during such thirty (30)-day period);

     (g) by Parent or Company (and, with respect to the Company, only upon payment of the fee set forth in Section 7.3(b) below), if the Board of Directors of Company determines to enter into a definitive agreement with respect to a Superior Proposal in accordance with Section 5.4 hereof;

     (h) by Parent if the conditions of Section 6.1 or 6.3 has not been satisfied by the Effective Time or earlier as of the time such condition is required hereunder to be satisfied or such condition is or becomes impossible;

     (i)  by  Parent  or  Company  any  time  on  or  after  October  31,  2004.

     7.2  NOTICE OF TERMINATION; EFFECT OF TERMINATION.

     Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 5.3(a), Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

     7.3  FEES AND EXPENSES.

     (a)  General.  Except  as  set  forth  in  this  Section  7.3, all fees and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     (b)  Termination Fee Payable by Company.  In the event that (A) the Company
          -----------------------------------
shall terminate this Agreement pursuant to Section 7.1(g), or (B) this Agreement shall be terminated pursuant to Section 7.1(d) (other than for a termination resulting from the conditions set forth in Section 6.2 not being met, unless such failure is based upon or caused by any action of the Company or its shareholders) and within 12 months after any such termination pursuant to
Section 7.1(d), Company shall enter into a definitive agreement with respect to any Company Acquisition, then, in the case of clause (A), promptly after such termination, or in the case of clause (B), concurrently with the execution of such Company Acquisition (signing of a definitive purchase agreement), Company shall pay to Parent $500,000 in cash (the "TERMINATION FEE").

     7.4  AMENDMENT.

     Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company

     7.5  EXTENSION; WAIVER.

     At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1  SURVIVAL.

     The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing until 12 months after the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive beyond the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to the scheduled termination of such representation or warranty, as applicable. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article 8) contained in this Agreement shall survive for 12 months.

     8.2  OBLIGATION TO INDEMNIFY.

     Pursuant to the Escrow Agreement, certain shareholders (the "ESCROWING SHAREHOLDERS") will escrow a total of 250,000 shares of Parent Common Stock ("ESCROWED SHARES") to be used to satisfy the Company's obligation to indemnify under this Article 8. The Company agrees to indemnify and hold harmless Parent and its respective officers, directors, employees, accountants, counsel, consultants, advisers and agents ("REPRESENTATIVES") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses related to the matter at issue) including interest ("LOSSES"), incurred or suffered by them arising out of, based on or in connection with any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company; provided, however,
                                                              --------- --------
that the Company shall not have any liability for Losses under Section 8.2 unless the aggregate of all Losses for which the Company would be liable, but for this provision, exceeds on a cumulative basis an amount equal to $50,000 (the "INDEMNIFICATION BASKET"), and then only to the extent of such excess; provided, further, that the Indemnification Basket shall not apply to the entire
    ----- --------
amount of any individual item of Loss that is greater than $25,000, or such other items of Loss that would, when aggregated with each other item of Loss arising from the same underlying facts, events or circumstances, equal or exceed $25,000; and, provided, further, that the maximum amount for which the Company
                --------- --------
shall be liable in the aggregate under this Section 8.2 shall not exceed the value of the Escrowed Shares (the "INDEMNIFICATION CAP").

     8.3  INDEMNIFICATION PROCEDURES.

     (a) The Escrowing Shareholders will agree to act as the indemnifying party for the purposes of this Article 8 and will designate a representative in the Escrow Agreement for such purpose (the "INDEMNIFYING PARTY"). The

Parent (the "INDEMNIFIED PARTY") agrees to give the Indemnifying Party notice in writing of the assertion of any claim or demand made by, or an action, proceeding or investigation instituted by, any person not a party to this Agreement (a "THIRD PARTY CLAIM") in respect of which indemnity may be sought under such Section promptly after such Indemnified Party learns of the Third Party Claim; provided, however, that failure to give such notice shall not
               ---------  --------
affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, as promptly as practicable after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, by providing notice to the Indemnified Party delivered within 20 business days after the receipt of notice of such Third Party Claim, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that (i) such counsel is approved by the Indemnified Party (such approval not to be unreasonably withheld or delayed), (ii) the Indemnified Party is kept informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof as provided below, and (iii) such counsel proceeds with diligence and in good faith with respect thereto. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not as long as it conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ its own counsel, separate from the counsel employed by the Indemnifying Party at its own expense, except that the Indemnifying Party shall bear the expense of such separate counsel if (A) in the written opinion of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest or (B) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall be authorized to consent to a settlement of any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 8.3, without the consent of any Indemnified Party, but only to the extent that such settlement (i) provides solely for the payment of money damages by the Indemnifying Party, and for payment to be concurrent with the effectiveness of the settlement and (ii) provides a complete release of the Company potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party.

     8.4  PROCEDURES FOR DIRECT CLAIMS.

     In the event any Indemnified Party shall have a claim for indemnity against the Company that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 8.4, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty. If the Indemnifying Party does not notify the Indemnified Party within 20 business days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Section, the claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Section 8, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined.


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
     8.5  OTHER INDEMNIFICATION PROVISIONS.


     The indemnities provided in this Agreement shall survive the Closing and are in addition to, and not in derogation of, any other legal or equitable remedy any party may have with respect to the transactions contemplated by this Agreement.


     8.6  CERTAIN LIMITATIONS.

     The amount of any Losses for which indemnification is provided under this Agreement shall be net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Losses and shall be (i) increased to take account of any tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder, and
(ii) reduced to take account of any tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses. Such tax cost or tax benefit, as the case may be, shall be computed for any year using the Indemnified Party's actual tax liability with and without (i) the receipt of any indemnification payments made pursuant to this Agreement and (ii) the incurrence or payment of any Losses for which indemnification is provided under this Agreement in such year. In the event that the Indemnified Party actually realizes a tax cost or tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay the amount of such tax cost or the Indemnified Party shall pay the amount of such tax benefit, as the case may be, in such subsequent year(s).

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     9.2  NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):


     (a)  if to Parent or Merger Sub, to:

          PharmaFrontiers Corp.
          18205 Burkhardt Road
          Tomball, TX  77377
          Attention: David B. McWilliams
          Facsimile No.: (281) 290-0940

          with copies to:

          Brewer & Pritchard, P.C.
          Three Riverway, 18th Floor
          Houston, Texas  77056
          Attention: Thomas C. Pritchard / Peter Talosig
          Facsimile No.: (713) 209-2928

     (b)  if to Company, to:

          Opexa Pharmaceuticals, Inc.
          835 Greens Parkway, Suite 150
          Houston, Texas  77067
          Attention: Michael Redman
          Facsimile No.: (281) 872-8585

          with copies to:

          Winstead Sechrest & Minick, P.C.
          Jeffrey R. Harder
          600 Town Center One
          1450 Lake Robbins Drive
          The Woodlands,  Texas 77380


     9.3  INTERPRETATION; DEFINITIONS.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b)  For  purposes  of  this  Agreement:

     (i) the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party;

     (ii) the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall
(A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that results from (x) changes affecting the industry in which such entity operates generally (which changes do not disproportionately affect such entity), (y) changes affecting the United States economy generally or (z) the public announcement or pendency of the Merger, constitute a Material Adverse Effect;

     (iii) the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     9.4  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5  ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.

     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including but not limited to that certain Letter of Intent dated July 2, 2004 between Parent and the Company, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     9.6  SEVERABILITY.

     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision.

     9.7  OTHER REMEDIES; SPECIFIC PERFORMANCE.

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8  GOVERNING LAW.

     Except to the extent mandatorily governed by Delaware Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9.9  ARBITRATION.

     If a dispute should arise, all claims, disputes, controversies, differences or other matters in question arising out of the Agreement to each other in the matters stated in this Agreement (the claims) shall be settled finally, completely and conclusively by arbitration in Houston, Harris County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), by one or more arbitrators chosen in accordance with the Rules. Arbitration shall be initiated by written demand by the party seeking arbitration. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator or arbitrators shall be final, conclusive and binding on Parent and the Company, and judgment may be entered thereon in the District Court of Harris County, Texas, to enforce such decision and the benefits thereof. Upon appointment, the arbitrators shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator(s), the stenographer, if one is requested, Parent, Company, and any designated representatives of the parties. The matters submitted for arbitration, the hearings and proceedings thereunder and the arbitration award shall be kept and maintained in strictest confidence by the parties and shall not be discussed, disclosed or communicated to any persons. On request of either party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrators and any judgment enforcing such award. If counsel is required to seek the enforcement of this agreement or this particular section, counsel shall be entitled to recover its (his) reasonable and necessary attorneys' fees and costs from the opposing party.

     9.10 RULES OF CONSTRUCTION.

     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.11 ASSIGNMENT.

     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.12 UNDERSTANDING AND ADVICE OF COUNSEL.

     The Company and Parent have had the assistance of separate counsel (including, without limitation, tax counsel) in carefully reviewing, discussing and considering all terms of this Agreement; and, with the benefit of such advice by counsel, who has read and considered this Agreement, have agreed to execute the same. This Agreement shall not be construed against or unfavorably to any party because of such party's involvement in the preparation or drafting of this Agreement.

     9.13 WAIVER.

     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

     9.14  HEADINGS.

     The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


PHARMAFRONTIERS CORP.


By:  /S/  DAVID B. MCWILLIAMS
     ------------------------
     David B. McWilliams, President

Address:  18205 Burkhardt Road
          Tomball, TX  77377


PHARMA ACQUISITION CORP.


By:  /S/  DAVID B. MCWILLIAMS
     ------------------------
     David B. McWilliams, President

Address:  18205 Burkhardt Road
          Tomball, TX  77377


OPEXA PHARMACEUTICALS, INC.


By:  /S/  MICHAEL REDMAN
     --------------------
     Michael Redman, President

Address:  835 Greens Parkway, Suite 150
          Houston, TX  77067


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